EXHIBIT 21.1
Spectra Energy Partners, LP Subsidiary List
The following is a list of certain subsidiaries (greater than 50% owned) of the registrant and their respective states of incorporation.

Name	Jurisdiction of Incorporation
3268126 Nova Scotia Company	Nova Scotia
Algonquin Gas Transmission, LLC	Delaware
Big Sandy Pipeline, LLC	Delaware
Brazoria Interconnector Gas Pipeline LLC	Delaware
Copiah Storage, LLC	Delaware
East Tennessee Natural Gas, LLC	Tennessee
Egan Hub Storage, LLC	Delaware
Express Holdings (Canada) Limited Partnership	Manitoba
Express Holdings (USA), LLC	Delaware
Express Pipeline Limited Partnership	Alberta
Express Pipeline LLC	Delaware
Express Pipeline Ltd.	Canada (Federal)
Highland Pipeline Leasing, LLC	Delaware
M&N Management Company, LLC	Delaware
M&N Operating Company, LLC	Delaware
Maritimes & Northeast Pipeline, L.L.C.	Delaware
Market Hub Partners Holding, LLC	Delaware
Moss Bluff Hub, LLC	Delaware
Ozark Gas Gathering, L.L.C.	Oklahoma
Ozark Gas Transmission, L.L.C.	Oklahoma
Platte Pipe Line Company, LLC	Delaware
Port Barre Investments, LLC	Delaware
Sabal Trail Management, LLC	Delaware
Saltville Gas Storage Company L.L.C.	Virginia
Spectra Algonquin Holdings, LLC	Delaware
Spectra Algonquin Management, LLC	Delaware
Spectra Energy Administrative Services, LLC	Delaware
Spectra Energy Aerial Patrol, LLC	Delaware
Spectra Energy County Line, LLC	Delaware
Spectra Energy Express (Canada) Holding, ULC	Nova Scotia
Spectra Energy Express (US) Restructure Co., ULC	Nova Scotia
Spectra Energy Islander East Pipeline Company, L.L.C.	Delaware
Spectra Energy NEXUS Management, LLC	Delaware
Spectra Energy Partners Atlantic Region NewCo, LLC	Delaware
Spectra Energy Partners Canada Holding, S.à r.l.	Luxembourg
Spectra Energy Partners Finance S.à r.l.	Luxembourg
Spectra Energy Partners Sabal Trail Transmission, LLC	Delaware
Spectra Energy Southeast Services, LLC	Delaware
Spectra Energy Transmission II, LLC	Delaware
Spectra Energy Transmission Resources, LLC	Delaware
Spectra Energy Transmission Services, LLC	Delaware
Spectra NEXUS Gas Transmission, LLC	Delaware

Texas Eastern Communications, LLC	Delaware
Texas Eastern Terminal Co, LLC	Delaware
Texas Eastern Transmission, LP	Delaware
Westcoast Energy (U.S.) LLC	Delaware